Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-280983, 333-85294, 333-100684, 333-150470, 333-177149, 333-189880, 333-192986, 333-192987, 333-197636, 333-206480, 333-209525, 333-220153, 333-229799, 333-230079, 333-257528 and 333-264128) and the Post-Effective Amendment No. 1 to Form F-3 on Form S-3 (No.333-236596) of BlackBerry Limited of our report dated April 2, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada,
April 2, 2025